                               POWER OF ATTORNEY
                      For Purposes of Filing SEC Form ID,
              Obtaining Edgar Access Codes Only and Filing Form 3

      SQN Venture Partners, LLC, a Delaware limited liability company (the
"Company"), hereby constitutes and appoints Nabil Al-Khaled, One US Bank Plaza,
St. Louis, Missouri 63101 to act as its attorney-in-fact (the "Attorney") to communicate with the U.S. Securities and Exchange Commission for and on behalf of the Company and file, as needed, all appropriate materials necessary to file a Form ID, obtain Edgar access codes and file a Form 3 on behalf of the Company.

      The Company hereby ratifies and confirms all that the Attorney shall do or cause to be done by virtue of this Power of Attorney. No person or entity dealing with the Attorney shall be under any obligation to inquire into the exercise of power conferred upon the Attorney.

      IN WITNESS WHEREOF, the Company has executed this Power of Attorney this
22nd day of December, 2022.

                                             SQN VENTURE PARTNERS, LLC

                                             By: /s/ Ryan McCalley
                                                -------------------------------
                                             Name: Ryan McCalley
                                                  -----------------------------
                                             Title: Managing Partner
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